Exhibit 99.2

Second Quarter Fiscal Year 2014 Results — Additional Insights from Dell’s CFO

This quarter, we are providing the following written summary of highlights and insights as part of our quarterly earnings process. We have also posted additional material on our Investor Relations website. As always, our Investor Relations and Communications teams are available to answer any additional questions you may have.

As we discuss our 2nd quarter results, please note that all growth percentages refer to year over year progress, and the numbers I will be referring to are non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating income, net income, and earnings per share.

Total Company Highlights

For the quarter we delivered revenue of $14.5 billion, flat from the prior-year period, but sequentially up 3%. Our revenue growth was driven by the Enterprise Solutions, Services and Software business, which was up 9% to $5.8 billion and now represents 39% of our segment revenue.

Our gross margin was $2.8 billion or 19.6% of revenue, which was down 100 basis points sequentially. We continue to face a challenging competitive environment and, as we have discussed over the past few quarters, we have adjusted our End User Computing and server pricing to more aggressively improve our share position in these businesses. As we have adjusted our pricing, margins have declined, but we continue to make key strategic investments, and we are tightly managing our discretionary operating expenses.

Overall operating expenses were $2.2 billion and represent 15.4% of revenue, down $72 million or 100 basis points sequentially. Of note, there are $125 million in operating expenses related to the pending go-private transaction, acquisition integration costs and work force reductions that are excluded from our non-GAAP results.

Operating income was $602 million or 4.1% of revenue and earnings per share was $0.25, representing a 50% decline.

We generated $1.7 billion in cash flow from operations in the quarter, as we benefited from a 5 day sequential improvement in our cash conversion cycle primarily driven by an increase in days payable. Cash flow also benefitted from sequential revenue growth. On a trailing 12 month basis cash flow from operations was $4.4 billion, up 39%. Our cash and investments balance ended at $13.9 billion.

Enterprise Solutions Group (ESG)

Our ESG business which includes servers, networking, storage, and ESG related peripherals, grew revenue 8% to $3.3 billion. Operating income of $137 million was down 9% to 4.1% of revenue.

Within ESG, our server, networking and enterprise peripheral business delivered revenue of $2.9 billion, increasing 10%. We have grown this business for 9 of the last 10 quarters. While we’ve seen good growth across our server business, our hyper-scale data center server business was particularly strong as we continue to bring market leading solutions to customers. Our networking business grew 19%, representing the 10th straight quarter of growth for this business. Dell storage revenue declined 7% to $432 million. We continue to develop new and innovative solutions in the storage business like our Dell Compellent solid-state storage solution which delivers customers comparable performance at one-fifth the price of some competitive offerings.

We see customers continuing to migrate to converged enterprise solutions that combine computing, storage and networking resources with infrastructure management into a virtual or physical integrated system. Our early success in this space is exemplified by a recent Technology Business Research (TBR) report that recognized Dell as a “Champion” in the 2013 Vendor Landscape for Converged Systems.

Dell Services

The Services business which includes a broad range of IT and business services, including support and deployment services, infrastructure, cloud, security services, applications and business process services, grew revenue by 2% to $2.1 billion. Operating income for this business was $339 million, up 1% or 15.9% of revenue, down from 16.0% of revenue in the second quarter of last year.

Within Services, support and deployment revenue increased 3% to $1.2 billion. Driving this growth are new solutions such as ProSupport Plus Enterprise Suite, strong attach rates, and good growth in other services tied to our hardware solutions. Infrastructure, cloud and security services grew 5% to $601 million which includes an increase of 19% in our security business. Our Dell SecureWorks team recently launched the Incident Response Resource Center to aid organizations in preparing for, responding to, and recovering from a cyber-security incident. Revenue for our applications and BPO business declined 6%, driven by a divestiture.

Dell Software

Our Software business which includes systems management, security software solutions, and information management delivered revenue of $310 million and an operating loss of $62 million for the quarter.

During the quarter we acquired Enstratius which helps to broaden and improve our cloud capabilities. We also announced the Dell SonicWALL Network Security Appliance (NSA) Series Next-Generation Firewalls (NGFWs). These new solutions offer the same high level of security and capabilities as the carrier and enterprise-class SuperMassive Series and bring differentiated capabilities to our customers.

End User Computing (EUC)

Our EUC business includes desktops including thin client, notebooks including tablets, third-party software, and client-related peripherals. This business reported revenue of $9.1 billion, down 5%. Operating income was $205 million, a decline of 71% at 2.2% of revenue. We continue to see challenged demand in this business and continued market competitiveness, especially in notebooks and in the consumer markets. Our efforts to improve growth have improved our share position at the expense of profitability. According to IDC, Dell was the only vendor in the top 5 to increase share both year over year and sequentially for the past two quarters for worldwide PC units shipped.

Our desktop and thin client business revenue was $3.6 billion, up 1%. The trajectory of the desktop business continues to improve as we maintain a strong position in the traditional desktop space and are seeing good traction with our all-in-one and thin client businesses. We are launching new and innovative designs like project Ophelia which gives users a secure, virtual PC through a device the size of a USB thumb drive. Mobility revenue of $3.6 billion was down 10% as demand in this space continues to be pressured by customers diverting spending to alternative mobile solutions. We introduced our innovative new line of Latitude ultrabooks which include the Haswell chip set from Intel and unparalleled security features. Our third party software and EUC peripherals delivered revenue of $2 billion, down 5%.

Closing Comments:

We remain fully committed to execute our strategy to provide end-to-end solutions that accelerate results for our customers. While the environment continues to be challenging we remain focused and dedicated to this objective, and are encouraged by the customer response to our broadened set of solutions.

The quarterly webdeck for our second quarter results is now posted in the investor relations section at dell.com and you will find additional information in our press release and Form 8-K filed today with the SEC. I encourage you to review this and related materials for additional perspective.

In the tables below you will find a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of non-GAAP Financial Measures.” Please review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.

Special Note on Forward Looking Statements:

Statements in this document that relate to future results and events are forward-looking statements and are based on Dell’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: effects of Dell’s proposed merger; intense competition; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; Dell’s ability to achieve favorable pricing from its vendors; weak global economic conditions and instability in financial markets; Dell’s ability to manage effectively the change involved in implementing strategic initiatives; successful implementation of Dell’s acquisition strategy; Dell’s cost-efficiency measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to deliver consistent quality products and services; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell’s sales channel partners; access to the capital markets by Dell or its customers; weak economic conditions and additional regulation affecting our financial services activities; counterparty default; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; loss of government contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions; cyber-attacks or other data security breaches; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended February 1, 2013, as amended on June 3, 2013. Factors or risks that could cause Dell’s actual results to differ materially from the results it anticipates also include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally. Dell assumes no obligation to update its forward-looking statements.

DELL INC.

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share data and percentages)

(unaudited)

($ millions, except per share data)	2Q’12	3Q’12	4Q’12	FY12	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14
GAAP Net Income	890	893	764	3,492	635	732	475	530	2,372	130	204

GAAP EPS	0.48	0.49	0.43	1.88	0.36	0.42	0.27	0.30	1.35	0.07	0.12

Non-GAAP adjustments:
Amortization of intangibles	95	100	104	391	110	150	165	188	613	196	196
Severance & facility actions and Acquisition-related	87	46	108	313	76	72	132	68	348	80	87
Other[1]	0	0	0	0	0	0	0	0	0	88	47
Aggregate Tax-adjustments	(66)	(56)	(63)	(244)	(60)	(79)	(93)	(84)	(316)	(122)	(101)

Total adjustments to Net Income	116	90	149	460	126	143	204	172	645	242	229
Total adjustments to EPS - diluted	0.06	0.05	0.08	0.25	0.07	0.08	0.12	0.10	0.37	0.14	0.13

Non-GAAP Net Income	1,006	983	913	3,952	761	875	679	702	3,017	372	433

Non-GAAP EPS	0.54	0.54	0.51	2.13	0.43	0.50	0.39	0.40	1.72	0.21	0.25

Percentage of Total Net Revenue:
GAAP Net Income	5.7%	5.8%	4.8%	5.6%	4.4%	5.1%	3.5%	3.7%	4.2%	0.9%	1.4%
Non-GAAP adjustments	0.7%	0.6%	0.9%	0.8%	0.9%	0.9%	1.4%	1.2%	1.1%	1.7%	1.6%
Non-GAAP Net Income	6.4%	6.4%	5.7%	6.4%	5.3%	6.0%	4.9%	4.9%	5.3%	2.6%	3.0%

[1]	Includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

($ millions)	2Q’12	3Q’12	4Q’12	FY12	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14
GAAP Gross Margin	3,525	3,469	3,385	13,811	3,067	3,138	2,872	3,109	12,186	2,747	2,689

Non-GAAP adjustments:
Amortization of intangibles	74	77	83	305	88	109	120	138	455	140	141
Severance & facility actions and Acquisition-related	26	0	15	49	12	23	21	11	67	10	8
Other[1]	0	0	0	0	0	0	0	0	0	2	1

Total adjustments to Gross Margin	100	77	98	354	100	132	141	149	522	152	150

Non-GAAP Gross Margin	3,625	3,546	3,483	14,165	3,167	3,270	3,013	3,258	12,708	2,899	2,839

Percentage of Total Net Revenue:
GAAP Gross Margin	22.5%	22.6%	21.1%	22.3%	21.3%	21.6%	20.9%	21.7%	21.4%	19.5%	18.5%
Non-GAAP adjustments	0.7%	0.5%	0.6%	0.5%	0.7%	1.0%	1.1%	1.1%	0.9%	1.1%	1.1%
Non-GAAP Gross Margin	23.2%	23.1%	21.7%	22.8%	22.0%	22.6%	22.0%	22.8%	22.3%	20.6%	19.6%

[1] Includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

($ millions)	2Q’12	3Q’12	4Q’12	FY12	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14
GAAP operating expenses	2,379	2,327	2,454	9,380	2,243	2,237	2,283	2,411	9,174	2,521	2,417

Non-GAAP adjustments:
Amortization of intangibles	(21)	(23)	(21)	(86)	(22)	(41)	(45)	(50)	(158)	(56)	(55)
Severance & facility actions and Acquisition-related	(61)	(46)	(93)	(264)	(64)	(49)	(111)	(57)	(281)	(70)	(79)
Other[1]	0	0	0	0	0	0	0	0	0	(86)	(46)

Total adjustments to opex	(82)	(69)	(114)	(350)	(86)	(90)	(156)	(107)	(439)	(212)	(180)

Non-GAAP operating expenses	2,297	2,258	2,340	9,030	2,157	2,147	2,127	2,304	8,735	2,309	2,237

Percentage of Total Net Revenue:
GAAP operating expenses	15.2%	15.2%	15.3%	15.2%	15.6%	15.4%	16.6%	16.8%	16.1%	17.9%	16.6%
Non-GAAP adjustments	-0.5%	-0.5%	-0.7%	-0.7%	-0.6%	-0.6%	-1.1%	-0.7%	-0.8%	-1.5%	-1.2%
Non-GAAP operating expenses	14.7%	14.7%	14.6%	14.5%	15.0%	14.8%	15.5%	16.1%	15.3%	16.4%	15.4%

[1] Includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

($ millions)	2Q’12	3Q’12	4Q’12	FY12	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14
GAAP operating income	1,146	1,142	931	4,431	824	901	589	698	3,012	226	272

Non-GAAP adjustments:
Amortization of intangibles	95	100	104	391	110	150	165	188	613	196	196
Severance & facility actions and Acquisition-related	87	46	108	313	76	72	132	68	348	80	87
Other[1]	0	0	0	0	0	0	0	0	0	88	47

Total adjustments to opinc	182	146	212	704	186	222	297	256	961	364	330

Non-GAAP operating income	1,328	1,288	1,143	5,135	1,010	1,123	886	954	3,973	590	602

Percentage of Total Net Revenue:
GAAP operating income	7.3%	7.4%	5.8%	7.1%	5.7%	6.2%	4.3%	4.9%	5.3%	1.6%	1.9%
Non-GAAP adjustments	1.2%	1.0%	1.3%	1.2%	1.3%	1.6%	2.2%	1.8%	1.7%	2.6%	2.2%
Non-GAAP operating income	8.5%	8.4%	7.1%	8.3%	7.0%	7.8%	6.5%	6.7%	7.0%	4.2%	4.1%

[1] Includes expenses associated with Dell’s proposed merger and retention cash bonus awards granted to certain key employees in the first quarter of Fiscal 2014.

($ millions)	2Q’12	3Q’12	4Q’12	1Q’13	2Q’13	3Q’13	4Q’13	1Q’14	2Q’14
Net TTM Free Cash Flow

Cash flow from operations	5,235	5,173	5,527	4,924	3,187	3,679	3,283	3,382	4,423
Capital expenditures	(549)	(670)	(675)	(680)	(641)	(548)	(513)	(529)	(573)
Financing receivables	375	412	372	322	282	261	193	135	185

Net TTM Free Cash Flow	5,061	4,915	5,224	4,566	2,828	3,392	2,963	2,988	4,035

Net Free Cash Flow
Cash flow from operations	2,374	851	1,837	(138)	637	1,343	1,441	(39)	1,678
Capital expenditures	(159)	(214)	(165)	(142)	(120)	(121)	(130)	(158)	(164)
Financing receivables	100	83	210	(71)	60	62	142	(129)	110

Net Free Cash Flow	2,315	720	1,882	(351)	577	1,284	1,453	(326)	1,624